                                                                   Exhibit 10.31


                                   AGREEMENT

                                     AMONG

                            Intek Information, Inc.
                                  as Employer

                         Fort Scott Community College
                          as Educational Institution

                                      and

                    Kansas Department of Commerce & Housing

                                  Dated as of
                                 March 15,1999






EXECUTION COPY
FINAL DRAFT DATED: March 8,1999




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                               TABLE OF CONTENTS

PARTIES........................................................................1
RECITALS.......................................................................1

ARTICLE I
DEFINITIONS....................................................................1

ARTICLE II
REPRESENTATIONS AND WARRANTIES.................................................4
Section 2.1 Representations and Warranties of the Educational Institution......4
Section 2.2 Representations, Warranties and Covenants of the Employer..........4

ARTICLE III
PROJECT; PROGRAM SERVICES......................................................6
Section 3.1 The Project........................................................6
Section 3.2 Performance of the Project.........................................6
Section 3.3 IMPACT Program Services Fund Account for the Project; SKILL
            Project Fund; Subaccounts; Payment of Project Costs................7
Section 3.4 Insufficient Funds.................................................8

ARTICLE IV
EVENTS OF DEFAULT..............................................................9
Section 4.1 Events of Default..................................................9
Section 4.2 Termination or Breach of this Agreement; Payments for
            Termination or Breach Required by the IMPACT Act..................10
Section 4.3 Remedies..........................................................14
Section 4.4 No Remedy Exclusive...............................................15
Section 4.5 Waivers...........................................................15
Section 4.6 Educational Institution Defaults..................................15

ARTICLE V
MISCELLANEOUS.................................................................16
Section 5.1 Execution in Counterparts.........................................16
Section 5.2 Severability......................................................16
Section 5.3 Governing Law ....................................................16
Section 5.4 Notices...........................................................16
Section 5.5 Immunity of Officers, Board Members, and Employees................16
Section 5.6 Assignment........................................................17
Section 5.7 Obligations to Fund Limited.......................................17
Section 5.8 Books and Records.................................................17
Section 5.9 Additional Provisions and Exhibits Incorporated...................17


                                      -i-

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EXECUTION.....................................................................18
EXHIBIT A General Information
EXHIBIT B Project Description
EXHIBIT C Project Costs and Sources of Payments
EXHIBIT D Additional Provisions








                                     -ii-

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     This Agreement entered into as of the Date of Agreement indicated on
Exhibit A hereto, by and among the Educational Institution indicated in Exhibit A hereto, the Employer indicated on Exhibit A hereto and the Kansas Department of Commerce & Housing ("KDOCH").

                                  WITNESSETH

     WHEREAS, the Secretary of KDOCH pursuant to the provisions of K.S.A. 74-50,102 through 74-50,112 (the "IMPACT Act") has developed a program (the "IMPACT Program") to provide for the establishment of projects to provide financial assistance to defray business costs and/or training of workers for new jobs for a new or expanding Kansas basic enterprise; and

     WHEREAS, the Employer desires to participate in the IMPACT Program and to develop a project to provide training of workers and other program services for new jobs to be created by the Employer; and

     WHEREAS, the Employer and the Educational Institution have agreed on an arrangement for such training and for dispensing such other program services and have entered into this Agreement to set forth their respective undertakings with respect thereto; and

     WHEREAS, the Secretary of KDOCH is responsible for administering the IMPACT Program and has an interest in the development and accomplishment of such arrangement and the enforcement of certain of the provisions hereof,

     NOW THEREFORE in consideration of the premises and the mutual representations and agreements hereinafter contained the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following words and phrases shall have the following meanings:

     "Agreement" means this Agreement.

     "Compliance Determination Date" means each date as of which KDOCH determines if the Employer has complied with its covenants in this Agreement, as set forth in Section 4.2(c) hereof.

     "Contract Year" means each 12 month period ending on an anniversary date of the Date of this Agreement.

     "Date of Agreement" means the date identified as such on Exhibit A hereto.

     "Educational Institution" means the entity as described on Exhibit A hereto, its successors and assigns.

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     "Employer" means the entity as described on Exhibit A hereto, its successors and assigns.

     "Existing Job" means any job or position of employment with the Employer at any of its facilities in the State of Kansas which is filled by an employee of the Employer on the Date of Agreement, or at any time during the 18 month period immediately preceding the Date of Agreement.

     "Existing Jobs Performance Percentage" means the Existing Jobs Performance Percentage as set forth in Exhibit C hereto.

     "Expiration Date" means the earlier of (a) the Termination Date described in Exhibit A and (b) the date on which the Employer's Net Withholding Tax equals or exceeds the Gross Funded Cost of the Project.

     "Gross Funded Cost" means the Gross Funded Cost as set forth in Exhibit C hereto.

     "IMPACT Act" means K.S.A. 74-50,102 through 74-50,112, as from time to time amended, and the Rules and Regulations promulgated thereunder.

     "IMPACT Program" means the program established by the Secretary pursuant to the IMPACT Act.

     "IMPACT Program Services Fund" means the fund by that name created pursuant to the IMPACT Act.

     "KDOCH" means the Kansas Department of Commerce & Housing.

     "New Job" means a "new job" as defined in the IMPACT Act, and shall include all transfers of the Employer's employees from positions outside of the State of Kansas to positions at the New Job Facilities.

     "New Job Facilities" or "Project Facilities" means the facilities of the Employer at which the New Jobs will be created, as identified in Exhibit A hereto.

     "New Jobs Performance Percentage" means the New Jobs Performance Percentage as set forth in Exhibit C hereto.

     "Program Costs of the Project" or "Program Costs of the SKILL Project" means those Project Costs which are authorized to be financed from the IMPACT Program Services Fund pursuant to the IMPACT Act and which are being so financed under the terms of this Agreement.

     "Project"or "SKILL Project" means the Project or SKILL Project as defined in Exhibit B hereto.

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     "Project Costs" or "SKILL Project Costs" means the Program Costs of the
SKILL Project and all other costs of the SKILL Project identified in, Exhibit C hereto.

     "Project Fund" or "SKILL Project Fund" means the fund by that name created in the Project Bank pursuant to Section 3.3 hereof.

     "Project Services" or "SKILL Project Services" means the items identified as such on Exhibit C hereto.

     "Qualified Investments" means such investments in which the Educational Institution is authorized by law to invest its funds.

     "Quarterly Report" means the Quarterly Reports required to be submitted by the Employer pursuant to Section 4.2(b) hereof.

     "Quarterly Report Date" means each of the Quarterly Report Dates set forth in Exhibit C hereto.

     "Remainder Account" means the subaccount by that name in the Project Fund created pursuant to Section 3.3 hereof.

     "Secretary" means the Secretary of KDOCH.

     "SKILL Project Bank" means the bank identified as such in Exhibit A hereto.

     "SKILL Program Services Project Account" means the subaccount by that name in the SKILL Project Fund created pursuant to Section 3.3 hereof.

     "Term of this Agreement" means the period from the Date of Agreement to the Expiration Date.

     "Training Equipment" means the equipment identified as such in Exhibit C hereto to be acquired or leased by the Educational Institution in connection with the SKILL Project.

     "Training Facilities" means the facilities identified as such in Exhibit A hereto owned by the Educational Institution at which the training, instruction and testing for the SKILL Project will be conducted and the Training Equipment.

                                       3

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                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Educational Institution.
            -------------------------------------------------------------

     The Educational Institution represents and warrants as follows:

     (a)   it is an educational institution as described in the IMPACT Act;

     (b) it is not in violation of or conflict with any provisions of the laws of the State of Kansas which would impair its ability to carry out its obligations hereunder;

     (c) it is empowered to enter into the transactions comtemplated by this Agreement;

     (d) during the Term of this Agreement the Training Facilities will at all times be adequate to provide the SKILL Project Services contemplated hereby;

     (e) during the Term of this Agreement the Educational Institution will have or employ sufficient teachers, trainers, instructors and other personnel to provide the training, instruction, and other services included in the SKILL Project Services;

     (f) the Program Costs of the SKILL Project do not include (i) any wages to be paid to persons receiving education or training under the SKILL Project,
(ii) any costs for the purchase or lease of the Training Equipment in excess of 50% of the Program Costs of the SKILL Project, and (iii) any costs for administrative expenses of the Educational Institution in excess of 10% of the Program Costs of the SKILL Project;

     (g) amounts received to finance the Program Costs of the SKILL Project from the IMPACT Program Services Fund shall be applied by the Educational Institution only to finance or pay Program Services, as defined in the IMPACT Act;

     (h) the Educational Institution will at all times during the Term of this Agreement comply with the provisions of the IMPACT Act; and

     (i) the Educational Institution will at all times during the Term of this Agreement comply with any restrictions that might be imposed by the Kansas Development Finance Authority or KDOCH on the use of proceeds of any bonds issued to finance the Program Costs of the SKILL Project in order to maintain the tax-exempt status of such bonds.

Section 2.2 Representations, Warranties and Covenants of the Employer:
            ---------------------------------------------------------

     The Employer represents, warrants, and covenants as follows:

     (a)   it is a Kansas basic enterprise as defined in the IMPACT Act;

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     (b)   it is an entity of the type identified on Exhibit A hereto, duly organized and validly existing under the laws of the State of Organization identified on Exhibit A hereto, and is authorized to do business in the State of Kansas;

     (c) it has full power and authority to execute, deliver and perform this Agreement and all other instruments given by the Employer to secure its performance and to enter into and carry out the transactions contemplated herein. Such execution, delivery and performance are not in contravention of law or the Employer's organizational documents or any indenture, agreement, mortgage, lease, undertaking or any other restriction, obligation or instrument to which the Employer is a party or by which the Employer is bound. This Agreement has by proper action or authorization, been executed and delivered by the Employer and all steps necessary have been taken to constitute this Agreement a valid and binding obligation of the Employer;

     (d) there is no litigation or proceeding pending, or to the knowledge of the Employer threatened, against the Employer or any other person affecting in any manner whatsoever the right of the Employer to execute the Agreement or to otherwise comply with its obligations contained in the Agreement;

     (e)   each of the jobs included in the SKILL Project is a New Job;

     (f) the portion of the training costs for each New Job paid from the IMPACT Program Services Fund shall be for training that occurs within 36 months from the date such New Job is first filled by the Employer;

     (g) all information contained on the Exhibits hereto which have been provided by the Employer is true, complete and accurate in all material respects;

     (h) it will cooperate with and coordinate its employment activities with all state and federal programs for which all or any part of the Project may qualify;

     (i) it will at all times during the Term of this Agreement comply with the applicable provisions of the IMPACT Act; and

     (j) it acknowledges that it has no ownership claim to any Training Equipment purchased with funds made available under this Agreement or otherwise provided by the Educational Institution and has no claim for reimbursement for any in-kind services or any funds or other contributions it has provided or will provide for the project. It may retain ownership of any equipment purchased with its own funds and utilized during the project.

                                       5
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                                  ARTICLE III
                           PROJECT; PROGRAM SERVICES

Section 3.1 The Project.
            ------------

     The Project shall consist of the training, instruction, testing, and services described in Exhibit B hereto and the creation of the New Jobs and the employment of the employees to fill such New Jobs for the periods and with wages and with employee benefits at least as favorable as those set forth in Exhibit B hereto. To the extent that the Project consists of components that are not Program Services, within the meaning of the IMPACT Act, or which require funding beyond the limits prescribed in the IMPACT Act or available funding from the IMPACT Program Services Fund, such components or such excess funding shall be financed from sources other than the IMPACT Program Services Fund. The Project Costs, the Program Costs of the Project and the Project Costs payable from (i) the IMPACT Program Services Fund, (ii) tuition, student fees or special charges,
(iii) the Educational Institution, (iv) grants or donations from federal agencies or other public or private sources and (v) funds provided by the Employer are set forth on Exhibit C hereto.

     The Project or any of its components, including but not limited to Employer and Educational Institution matching funds or in-kind services, employee wages and employee benefits, and the training plan in its entirety, may be amended or modified only with the express written approval of the Educational Institution, the Employer and KDOCH, except that amendments or modifications that increase the Project Costs payable from the IMPACT Program Services Fund or decrease the Repayment Amount shall also require the approval of the Governor's Council on Work Force Training and Investment; provided however that the Employer (i) may increase employee wages or employee benefits without notice to or approval of any entity, and (ii) may make adjustments in the wages or benefits of any employee which do not result in a reduction in aggregate value of such employee's wages and benefits without notice to or approval of any entity.

Section 3.2 Performance of the Project.
            --------------------------

     (a) The Educational Institution. The Educational Institution agrees to
         -----------------------------
provide, either directly or indirectly through contracted or subcontracted services, the training, instruction, testing and services constituting the Project in accordance with the Training Schedule set forth in Exhibit B, to acquire and install the Training Equipment, if any, included as part of the Project at the Training Facilities, and to make the necessary modifications, additions and improvements to the Training Facilities, if any, included as a part of the Project. The Educational Institution may, in its discretion, contract or subcontract with other entities or persons to provide and accomplish all or part of the components of the Project.

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     (b)   The Employer.
           -------------

           (i) New Jobs. The Employer agrees to create the New Jobs described in Exhibit B hereto at the New Jobs Facilities, hire the employees and/or transfer employees from its out-of-state facilities to fill the New Jobs at the New Jobs Facilities at the times and for the periods of time, at wages and with employee benefits at least as favorable as set forth in Exhibit B hereto.

           (ii) Existing Jobs. The Employer agrees not to reduce the Existing Jobs below the levels set forth in Exhibit A hereto nor to reduce the wages paid or employee benefits received with respect to such Existing Jobs during the term of this Agreement.

Section 3.3 IMPACT Program Services Fund Account for the Project; SKILL Project
            --------------------------------------------------------------------
Fund; Subaccounts; Payment of Project Costs.
--------------------------------------------

     KDOCH agrees to create a separate and distinct account within the IMPACT Program Services Fund for the Project and to transfer money to such account to be available for the payment of Program Costs of the Project in accordance with the Schedule of Deposit of Funds and/or Performance of In-Kind Services set forth in Exhibit C hereto. KDOCH agrees to transfer funds from time to time from such separate account in the IMPACT Program Services Fund pursuant to the IMPACT Act to the SKILL Project Bank to pay for all or part of the Program Costs of the SKILL Project upon the receipt from the Educational Institution of a written request, satisfactory in form and content to the Secretary, requesting payment or reimbursement for the payment of Program Costs of the SKILL Project.

     The Educational Institution shall establish at the Project Bank a separate and distinct account to be known as the Project Fund and shall establish therein two subaccounts to be known as the SKILL Program Services Project Account and the Remainder Account. Unless otherwise precluded by law, such accounts shall be interest bearing accounts.

     All amounts received by the Educational Institution from KDOCH from amounts on deposit in the IMPACT Program Services Fund shall be deposited into the SKILL Program Services Project Account, may be invested as hereinafter provided, and shall be withdrawn and applied only to the payment of Program Costs of the SKILL Project. The investment earnings from amounts on deposit in the SKILL Program Services Project Account shall be retained therein. Any excess on deposit in the SKILL Program Services Project Account after the earlier of (i) the completion of the Project, or (ii) the payment in full of the Program Costs of the SKILL Project shall be transferred to KDOCH for deposit into the IMPACT Program Services Fund.

     All amounts received from all other funding sources to be used to pay SKILL Project Costs shall be deposited into the Remainder Account, may be invested as hereinafter provided, and shall be withdrawn and applied to the payment of SKILL Project Costs not being paid from the SKILL Program Services Project Account;. provided, however, that the Employer is



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authorized to pay all or any part of its portion of the SKILL Project Costs directly and will get credit for the same so long as the Employer includes in the Quarterly Report immediately following the date of such payment, an accounting of such payment setting forth the amount and purpose of such payment, the date of such payment, the recipient of such payment and such other information as KDOCH may deem necessary to determine that such payment was for an authorized SKILL Project Cost. The investment earnings from amounts on deposit in the Remainder Account shall be retained therein. Any excess on deposit in the Remainder Account after the payment in full of SKILL Project Costs shall be paid on a pro rata basis in accordance with the amount of their contributions to the entities and persons providing funding for the Remainder Account, or otherwise as determined by KDOCH.

     Amounts on deposit in the SKILL Project Fund may be invested by the Educational Institution only in Qualified Investments. Any investment earnings on such Qualified Investments shall be deposited into the appropriate subaccount of the SKILL Project Fund from which such investment was made.

Section 3.4 Insufficient Funds.
            ------------------

     In the event that there are insufficient funds in the SKILL Project Fund to pay all of the SKILL Project Costs, the Employer may deposit additional funds into the SKILL Project Fund to provide for such payment and/or make such payment directly and account for the same in the manner as is set forth in
Section 3.3 hereof or may determine which portions of the Project shall not be accomplished or completed. Notwithstanding the foregoing, in no event shall amounts on deposit in the IMPACT Program Services Fund or the SKILL Program Services Project Account be used to pay for anything but Program Costs of the SKILL Project. In addition, nothing herein shall relieve the Employer from fulfilling its obligations herein to provide New Jobs for the periods of time, at the wages and with the employee benefits set forth in Exhibit B hereto.

     If the Employer should deposit any additional funds in the SKILL Project Fund to make up any deficiencies therein as aforesaid or make any direct payments to make up such deficiencies as aforesaid, it shall not be entitled to any reimbursement therefor from the Educational Institution or KDOCH, nor shall it be entitled to any abatement, diminution or postponement of any other payments required to be paid by the Employer hereunder; provided however, that the Employer shall be entitled to reimbursement for such deficiency payments from either the IMPACT Program Services Fund, the SKILL Program Services Project Account or the Remainder Account when a surplus exists and the Educational Institution and KDOCH determine that such surplus is not needed to satisfy other Project Costs.

     Notwithstanding anything in this Agreement to the contrary, in no event shall KDOCH be construed as agreeing to provide funding for Project Costs in a manner or amount inconsistent with the requirements and limitations of the IMPACT Act.

                                       8

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                                  ARTICLE IV
                               EVENTS OF DEFAULT

Section 4.1 Events of Default.
            -----------------

     Each of the following shall be an "event of default":

     (a) the Employer shall cease operation of its New Job Facilities without relocation to a comparable facility located within the State of Kansas during the Term of this Agreement;

     (b) the Employer shall fail to pay or advance any amount required to be made by the Employer on or prior to the date on which such payment is due and payable and continuing for more than five (5) business days thereafter;

     (c) (1) the Employer shall fail as of any Compliance Determination Date (as hereinafter defined) to create and maintain New Jobs at levels projected by the Employer as set forth in Exhibit B hereto, to maintain Existing Jobs at levels in existence on the Date of Agreement as set forth in Exhibit A hereto, or to pay wages for New Jobs at levels projected by the Employer as set forth in Exhibit B hereto or the Employer discontinues substantial operations at the New Jobs Facilities and (2) such failure or action shall result in a termination or breach of this Agreement pursuant to Section 4.2 hereof;

     (d) the Employer shall fail to observe and perform any other agreement, term or condition contained in this Agreement, if such failure continues for a period of thirty (30) days after notice of such failure is given to the Employer by the Educational Institution or KDOCH, or for such longer period as the Educational Institution and KDOCH may agree to in writing; provided, that if the failure is other than the payment of money and is of such a nature that it cannot be corrected within the applicable period, such failure shall not constitute an event of default so long as the Employer institutes curative action acceptable to KDOCH within the applicable period and diligently pursues such action in a manner acceptable to KDOCH until such failure is corrected;

     (e) the Employer shall: (i) admit in writing its inability to pay its debts generally as they become due; (ii) have an order for relief entered in any case commenced by or against it under the federal bankruptcy laws, as now or hereafter in effect; (iii) commence a proceeding under any other federal or state bankruptcy, insolvency, reorganization or other similar law, or have such a proceeding commenced against it and either have an order of insolvency or reorganization entered against it or have the proceeding remain undismissed and unstayed for ninety (90) days; (iv) make an assignment for the benefit of creditors other than assignments made in the ordinary course of business; or (v) have a receiver or trustee appointed for it or for the whole or any substantial part of its property; or

     (f) any representation or warranty made by the Employer herein or any statement in any report, certificate, financial statement or other instrument furnished in connection with this

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

Agreement shall at any time prove to have been false or misleading in any material respect when made or given.

     The declaration of an event of default under Subsection (e) above, and the exercise of any remedies upon any such declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization proceedings.

Section 4.2 Termination or Breach of this Agreement; Payments for Termination or
            -------------------------------------------------------------------
Breach Required by the IMPACT Act.
---------------------------------

     (a) The parties hereto acknowledge that the amount of the Program Costs of the Project to be financed from the IMPACT Program Services Fund was determined in the following manner:

     Step 1. The Employer projected (a) the number of New Jobs (each a "Projected New Job") to be created and filled at the New Jobs Facilities during the Term of this Agreement, (b) the gross wages projected to be paid (the "Projected Gross Wages") for each Projected New Job for each Contract Year (or portion thereof) during the Term of this Agreement (for each Projected New Job for a period not exceeding 10 full years from the date such Projected New Job is expected to be first filled by the Employer) and (c) the duration (the "Projected Duration") of each Projected New Job during the Term of this Agreement.

     Step 2. KDOCH determined the amount of withholding tax (the "Projected New Job Withholding Taxes") that will be withheld for each Projected New Job during the Term of this Agreement by applying the appropriate Estimated Rate of Withholding Tax for each Contract Year (or portion thereof) to the Projected Gross Wages for each Projected New Job for such Contract Year (or portion thereof) and totalling the results of each Contract Year (or portion thereof). These calculations are set forth in Exhibit C hereto.

     Step 3. The Projected New Job Withholding Taxes for all of the Projected New Jobs were added together to produce a projected aggregate amount (the "Total Projected New Job Withholding Taxes") of withholding taxes that will be withheld for all Projected New Jobs during the Term of this Agreement. The Total Projected New Job Withholding Taxes is set forth in Exhibit C hereto.

     Step 4. In accordance with the IMPACT Act, the Total Projected New Job Withholding Taxes was multiplied by 90% to produce an amount (the "Maximum Funding Amount") equal to the maximum amount for which the Project is eligible under the IMPACT Act. The Maximum Funding Amount is set forth on Exhibit C hereto.

     Step 5. The portion of the Project Costs to be funded from the IMPACT Program Services Fund (the "Program Costs of the Project") was determined by KDOCH and is set forth in Exhibit C hereto. The Program Costs of the Project equal a percentage (the "Funding Percent") of the Maximum Funding Amount. The Funding Percent is set forth in Exhibit C hereto.

     (b) The Employer agrees to submit quarterly reports (the "Quarterly Reports") to the Secretary within 10 days of each Quarterly Report Date set forth in Exhibit C hereto during the Term of this Agreement setting forth (i) the number of New Jobs created by the Employer which are covered by this Agreement, (ii) the date of commencement (the "Date of Commencement") and, if appropriate, of termination of employment (the "Date of Termination") of each employee filling each such New Job (iii) the gross wages paid to each such employee for each such New Job from the respective Date of Commencement through the respective Date of Termination or the Quarterly Report Date for which the Quarterly Report is being submitted (iv) the total amount of withholding taxes that were withheld for each such New Job during the periods covered by the Quarterly Report, (v) the number of Existing Jobs filled by employees of the Employer as of the Quarterly Report Date, (vi) the number of Existing Jobs that were discontinued or unfilled as of the Quarterly Report, Date, the date on which each such Existing Job was discontinued or unfilled and the average monthly salary and withholding taxes paid with respect to each such Existing Job immediately prior to its discontinuation or vacancy, and (vii) such other information relating to New Jobs, Existing Jobs, wages, benefits or the Project as KDOCH may request.

     (c) On the basis of the Quarterly Reports submitted by the Employer, KDOCH will determine from time to time at least once annually at the end of a Contract Year and in any case, as of a Quarterly Report Date (the date of each determination being a "Compliance Determination Date") the Net Withholding Taxes in the following manner:

     Step 1. For each New Job created by the Employer from the Date of this Agreement to the Compliance Determination Date (the "Compliance Period"), KDOCH shall calculate the total amount of gross wages actually paid with respect to such New Job during the Compliance Period and the total amount of withholding taxes that were withheld with respect to such New Job during the Compliance Period.

     Step 2. The total withholding taxes (the "Total New Jobs Withholding Taxes") that were withheld with respect to all New Jobs created by the Employer during the Compliance Period shall be determined by adding the withholding taxes for each New Job so created.

     Step 3. For each Existing Job that was in existence on the Date of this Agreement and which was discontinued or unfilled (each, a "Lost Existing Job") for any period (the "Vacancy Period") during the Compliance Period, KDOCH shall calculate the total amount of gross wages that would have been paid with respect to such Lost Existing Job during such Vacancy Period and the total amount of withholding taxes that would have been withheld with respect to such Lost Existing Job during such Vacancy Period.


     Step 4. The total withholding taxes (the "Total Existing Jobs Lost Withholding Taxes") that would have been withheld with respect to all Lost Existing Jobs during the Compliance Period shall be determined by adding the withholding taxes that would have been withheld during each Vacancy Period for the Lost Existing Job corresponding to such Vacancy Period.

     Step 5. The net withholding taxes ("Net Withholding Taxes") for the Compliance Period shall be determined by subtracting the Total Existing Jobs Lost Withholding Taxes for the Compliance Period from the Total New Jobs Withholding Taxes for the Compliance Period (the Net Withholding Taxes may be a negative amount).

     (d) If KDOCH determines as of any Compliance Determination Date for the Compliance Period ending on such Compliance Determination Date (w) that the Employer has failed to create and maintain New Jobs during such Compliance Period in an amount at least equal to the amount determined by multiplying the New Jobs Performance Percentage times the number of New Jobs to be created and maintained by the Employer during such Compliance Period as set forth in Exhibit B hereto or (x) that the Employer has failed to maintain Existing Jobs during such Compliance Period in an amount at least equal to the amount determined by multiplying the Existing Jobs Performance Percentage times the number of Existing Jobs to be maintained by the Employer during such Compliance Period as set forth in Exhibit A hereto or (y) that the Employer has failed to pay wages for the New Jobs created and maintained during such Compliance Period at levels projected by the Employer for such New Jobs as set forth in Exhibit B hereto, or
(z) that the Employer discontinued substantial operations at the New Jobs Facilities during such Compliance Period (other than temporarily for short periods of time to perform normal maintenance or repairs), then (i): KDOCH may declare this Agreement to be terminated as of such Compliance Determination Date, or, in the case of discontinued substantial operations of the New Jobs Facilities, as of the date on which KDOCH becomes aware of such discontinued operations or the Quarterly Report Date immediately succeeding the date of such discontinued substantial operations, whichever occurs first (such date being referred to herein as a "Termination Date") and (ii) the Employer shall immediately pay to KDOCH for deposit in the IMPACT Program Services Fund a portion, of the Gross Funded Cost (the "Repayment Amount") determined in accordance with the Repayment Formula set out in subsection (f) or (g) of this
Section 4.2, as the case may be. In addition, upon such termination any unexpended amounts (the "Non-Disbursed Funds") on deposit in the SKILL Program Services Project Account and the separate account for the Project in the IMPACT Program Services Fund shall revert to KDOCH for its use in connection with the IMPACT Program.

     (e) Unless this Agreement shall have been deemed to have been terminated pursuant to subsection (d) of this Section 4.2, if on the Expiration Date of this Agreement (which shall also be a Compliance Determination Date), KDOCH determines that the Employer has failed to create and maintain New Jobs during the Term of this Agreement in an amount at least equal to the amount determined by multiplying the New Jobs Performance Percentage times the number of New Jobs to be created and maintained by the Employer during the Term of this Agreement as set forth in Exhibit A hereto, or that the Employer has failed to maintain Existing Jobs during the Term of this Agreement in an amount at least equal to the amount determined by multiplying the Existing Jobs Performance Percentage times the number of Existing Jobs to be maintained by the Employer during the Term of this Agreement as set forth in Exhibit A hereto, or that the Employer has failed to pay wages for the New Jobs created and maintained during the Term of this Agreement at levels projected by the Employer for such New Jobs as set forth in Exhibit B hereto, this Agreement shall be deemed to have been breached and the Employer shall immediately pay to KDOCH for deposit in the IMPACT Program Services Fund the Repayment Amount determined in accordance with the Repayment Formula set out in subsection (f) of this Section 4.2.

     (f) The Repayment Amount for termination or breach of this Agreement (other than because of discontinuation of substantial operations of the New Jobs Facilities) shall be determined in accordance with the following Repayment Formula (provided however, that the Repayment Amount shall not exceed the Gross Funded Cost):

RA = GFC - NDF - NWT - RPNWT

              Where:

              RA       = Repayment Amount

              GFC      = the Gross Funded Cost as shown on
                         Exhibit C hereto

              NDF      = Non-Disbursed Funds

              NWT      = Net Withholding Taxes

             RPNWT     = Revised Projected Net Withholding Taxes
                         (determined as hereinafter provided)

Determination of Revised Projected Net Withholding Taxes: KDOCH shall calculate the total projected gross wages for all New Jobs in existence as of the Termination Date and projected by KDOCH to be maintained by the Employer until the Expiration Date and the total withholding taxes (the "Revised Projected New Jobs Withholding Taxes") that are projected by KDOCH to be withheld with respect to such New Jobs during the period beginning on the Termination Date and ending on the Expiration Date (the "Remaining Test Period") in the same manner as set forth in subsection (c) of this Section 4.2 for determining the Total New Jobs Withholding Taxes using revised information relating to New Jobs, the projected wages relating thereto, their projected duration, and other information that KDOCH deems pertinent. In addition, KDOCH shall calculate the total projected gross wages for each Existing Job that was in existence on the Date of this Agreement and which will, in the judgment of KDOCH, be discontinued or unfilled (each a "Projected Lost Existing Job") for any period (the "Projected Vacancy Period") during the Remaining Test Period, the total amount of withholding taxes that would have been withheld, in the judgment of KDOCH, with respect to each such Projected Lost Existing Job during such Projected Vacancy Period if such Projected Lost Existing Job were not discontinued or unfilled during the Projected Vacancy Period and the total withholding taxes (the "Total Existing Jobs Projected Lost Withholding Taxes") that would have been withheld, in the judgment of KDOCH, with respect to all Projected Lost Existing Jobs during the Remaining Test Period in the manner set forth in subsection (c) of this Section 4.2 for determining the Total Existing Jobs Lost Withholding Taxes using revised information relating to Existing
Jobs, the discontinuance or vacancies therein, the wages and withholding taxes relating thereto, and other information that KDOCH deems pertinent. Absent clear and convincing evidence to the satisfaction of KDOCH to the contrary, any Existing Job which has been discontinued or unfilled at any time during the six month period immediately preceding the Compliance Determination Date shall be treated as a Projected Lost Existing Job for the Remaining Test Period. The Revised Projected Net Withholding Taxes shall be determined by subtracting the Total Existing Jobs Projected Lost Withholding Taxes for the Remaining Test Period from the Revised Projected New Jobs Withholding Taxes for the Remaining Test Period (the Revised Projected Net Withholding Taxes may be a negative amount).

     (g) The Repayment Amount for termination of this Agreement because of discontinuation of substantial operations of the New Jobs Facilities shall be determined in accordance with the following Repayment Formula (provided however, that the Repayment Amount shall not exceed the Gross Funded Cost):

         RA = GFC - NDF - NWT

              Where:

              RA   = Repayment Amount

              GFC  = Gross Funded Cost as- shown on Exhibit C hereto

              NDF  = Non-Disbursed Funds

              NWT  = Net Withholding Taxes

Section 4.3 Remedies.
            ---------

        Whenever an event of default shall have happened and be subsisting, KDOCH may terminate disbursement of any unexpended amounts on deposit in the SKILL Program Services Project Account and the separate account for the Project in the IMPACT Program Services Fund and divert such amounts to KDOCH for its use in connection with the IMPACT Program and the Educational Institution or KDOCH may take whatever action at law or in equity may appear necessary or desirable to collect any payment and other amounts then due and thereafter to become due by the Employer hereunder, or to enforce performance and observance of any other obligation or agreement of the Employer under this Agreement. Notwithstanding the foregoing, neither the Educational Institution nor KDOCH shall be obligated to take any step which in its opinion will or might cause it to expend time money or otherwise incur liability unless and until a satisfactory indemnity bond has been furnished to it at no cost or expense to it. Notwithstanding any provision herein to the contrary, if the Educational Institution and KDOCH cannot agree on a course of action in the event of an occurrence of an event of default, KDOCH shall have the right to determine the proper course of action.

Section 4.4 No Remedy Exclusive.
            -------------------

     No remedy conferred upon or reserved to the Educational Institution or KDOCH by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Educational Institution and KDOCH to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required herein.

Section 4.5 Waivers.
            -------

     In the event any agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

Section 4.6 Educational Institution Defaults.
            --------------------------------

     If the Educational Institution fails to observe and perform any obligation, term or condition contained in this Agreement for a period of thirty (30) days after notice of such failure is given by the Employer or KDOCH, or for such longer period as the Employer and KDOCH may agree to in writing, such action or omission will be considered a default and Employer or KDOCH may take whatever action, at law or in equity, may appear necessary or desirable, to enforce performance and the observance of any obligation or term of this Agreement.

                                   ARTICLE V
                                 MISCELLANEOUS

Section 5.1 Execution in Counterparts.
            -------------------------

        This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

Section 5.2 Severability.
            ------------

        If any provisions of this Agreement, or any covenant, stipulation, obligation, agreement, act or action, or part thereof made, assumed, entered into or taken thereunder or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision or any other covenant, stipulation, obligation, agreement, act or action or part thereof, made, assumed, entered into, or taken, each of which shall be construed and enforced as if such illegal or invalid portion were not contained herein. Nor shall such illegality or invalidity of any application thereof affect any legal and valid application thereof, and each such provision, covenant, stipulation, obligation, agreement, act, or action, or part shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

Section 5.3 Governing Law.
            -------------

        This Agreement shall be governed exclusively by and construed in accordance with the laws of the State of Kansas.

Section 5.4 Notices.
            -------

        All notices, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, addressed to the Educational Institution or the Employer at their respective addresses shown in Exhibit A hereto and to KDOCH at:

        Kansas Department of Commerce & Housing
        Business Development Division
        700 S.W. Harrison Street, Suite 1300
        Topeka, Kansas 66603-3712

        The Educational Institution, the Employer and KDOCH may, by notice given hereunder, designate any further or different addresses to which subsequent notices, requests or other communications shall be sent.

Section 5.5 Immunity of Officers, Board Members, and Employees.
            --------------------------------------------------

        All covenants, stipulations, obligations and agreements of the parties contained in this Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, stipulation, obligation or agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future member, director, officer, agent or employee of the Employer or its affiliates, the Educational Institution, the Kansas Board of Regents, the Governor's Council on Work Force Training and Investment, or KDOCH or the Board of Trustees, Secretary or any governing authority of an Educational Institution, other than in his or her official capacity, and neither the Secretary, nor the members of the Board of Directors shall be subject to any personal liability or accountability by reason of the covenants, stipulations, obligations or agreements of the Educational Institution or KDOCH contained in this Agreement.

Section 5.6 Assignment.
            ----------

        This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Educational Institution, KDOCH, the Employer and their respective permitted successors and assigns provided that this Agreement may not be assigned by the Employer without the express written consent of the Educational Institution and KDOCH, nor by the Educational Institution without the express written consent of the Employer and KDOCH.

Section 5.7 Obligations to Fund Limited.
            ---------------------------

        The obligation of KDOCH to fund the SKILL Program Services Project Account or to pay for Program Costs of the SKILL Project shall be limited by the availability for such purpose from time to time of amounts on deposit in the IMPACT Program Services Fund.

Section 5.8 Books and Records.
            -----------------

        The Educational Institution and KDOCH shall keep accurate books and records of the SKILL Project Fund, the SKILL Program Services Project Account, the Remainder Account and the separate account for the Project within the IMPACT Program Services Fund and the deposits to and disbursements from such funds and accounts, the amounts expended for Project Costs and all other data, statistics and information relating to the Project and shall maintain the same for at least 5 years after the Termination Date. The Employer shall keep accurate books and records of its activities relating to the Project including data, statistics and information relating to the New Jobs created pursuant to this Agreement, the wages and benefits for the employees in the New Job, the dates and amounts of any in-kind contributions of Project Costs and the performance of its obligations under this Agreement. The Educational Institution, KDOCH and the Employer shall make such books and records available for inspection by the other parties hereto at any time upon reasonable notice and shall provide the other parties hereto with quarterly reports (on each Quarterly Report Date) detailing such activities and other data relating to the Project during the Term of this Agreement.

Section 5.9 Additional Provisions and Exhibits Incorporated.
            -----------------------------------------------

        The parties hereto agree to the Additional Provisions set forth on Exhibit D hereto and the other matters set out in the other Exhibits hereto and such Additional Provisions and other matters and Exhibits are incorporated herein as if fully set out herein.

     IN WITNESS WHEREOF, the Educational Institution, the Employer and KDOCH have caused this Agreement to be duly executed all as of the Date of the Agreement.

                                         Fort Scott Community College
                                         ----------------------------
                                         as Educational Institution

                                         By:   /s/ Laura Meeks
                                            ----------------------------
                                         Name:  Laura Meeks
                                              --------------------------
                                         Title: President
                                               -------------------------


                                        Intek Information, Inc.,
                                        ------------------------
                                        as Employer


                                        By:    /s/Timothy C. O'Crowley
                                           ----------------------------
                                        Name:  Timothy C. O'Crowley
                                             --------------------------
                                        Title: Chairman/CEO
                                              -------------------------


                                        Kansas Department of Commerce & Housing


                                        By:    /s/ John Rolfe
                                           ----------------------------
                                        Name:  John Rolfe
                                             --------------------------
                                        Title: Deputy Secretary
                                              -------------------------



   Pursuant to the provisions of the IMPACT Act, this Agreement and the Project have been approved by the Governor's Council on Work Force Training and Investment.

                                        Governor's Council on Work
                                        Force Training and Investment

                                        By:**Signature illegible**
                                           ----------------------------
                                           Chairperson